                                   EXHIBIT 11
                        Computation of Net Loss Per Share

                                                                                                   Nine Months Ended
                                                              Year Ended December 31,                 September 30,
                                                    -------------  --------------   -------------   -------------   -------------
                                                        1996            1997            1998            1998            1999
                                                    -------------  --------------   -------------   -------------   -------------
                                                                                                     (Unaudited)     (Unaudited)

Loss from Continuing Operation                       $          -  $            -    $ (1,630,319)   $     (5,805)  $ (17,353,891)

Preferred Stock Dividend - Continuing Operations                -               -               -               -      (6,685,470)
                                                    -------------  --------------   -------------   -------------   -------------

Net Loss to Common Stockholders -
   Continuing Operations                                                        -      (1,630,319)         (5,805)    (24,039,361)
                                                                   --------------   -------------   -------------   -------------

Loss from Discontinued Operations                   $  (3,314,094)    (11,235,237)    (11,106,826)    (10,195,343)     (5,582,166)
                                                    =============

Preferred Stock Dividend - Discontinued Operations                     (1,181,250)    (15,250,500)    (15,250,500)              -
                                                                   --------------   -------------   -------------   -------------

Net Loss to Common Stockholders                                    $  (12,416,487)  $ (27,987,645)  $ (25,451,648)  $ (29,621,527)
                                                                   ==============   =============   =============   =============

Basic and Diluted Weighted Average
   Number of Common Shares Outstanding                                  1,804,700       4,711,351       3,796,197       8,647,063
                                                                   ==============   =============   =============   =============

Basic and Diluted Net Loss Per Common Share -
   Continuing Operations                                           $         0.00   $       (0.35)  $        0.00   $       (2.78)
                                                                   ==============   =============   =============   =============

Basic and Diluted Net Loss Per Common Share -
   Discontinued Operations                                         $        (6.88)  $       (5.59)  $       (6.70)  $       (0.65)
                                                                   ==============   =============   =============   =============

Pro Forma Information (Unaudited):
   Net loss - discontinued operations                 (3,314,094)
   Pro forma tax provision                                     -
                                                    -------------

Pro forma net loss - discontinued operations         $(3,314,094)
                                                    =============

Net Loss Per Share Data:
   Basic and diluted weighted average number
      of common shares outstanding                        934,810
                                                    =============

Basic and diluted net loss per share common
   share - discontinued operations                  $       (3.55)
                                                    =============

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o    In 1997, the Company adopted Statement of Financial Accounting Standards
     No. 128 "Earnings Per Share" for all applicable periods presented in the accompanying financial statements. See Note 2 to the Company's financial statements included herein.